Exhibit 99.1

Dyax Contacts:	Cubist Contact:
Ivana Magovcevic-Liebisch	Eileen C. McIntyre
Executive Vice President of	Senior Director, Corporate
Administration and General Counsel	Communications
(617) 250-5759	(781) 860-8533
imagovcevic@dyax.com	eileen.mcintyre@cubist.com

Nicole Jones

Director, Investor Relations

(617) 250-5744

njones@dyax.com

Dyax Corp. and Cubist Pharmaceuticals, Inc. Sign Development and
Commercialization Agreement for DX-88 Surgical Indications

Cambridge, MA, and Lexington, MA, April 24, 2008 – Dyax Corp. (NASDAQ: DYAX) and Cubist Pharmaceuticals, Inc. (NASDAQ: CBST) today announced that they have signed an exclusive license and collaboration agreement for the development and commercialization of the intravenous formulation of DX-88 for the prevention of blood loss during surgery in North America and Europe.

Dyax will receive a $15 million upfront payment, an additional $2.5 million milestone payment in 2008 and is eligible to receive up to an additional $214 million in clinical, regulatory and sales-based milestone payments.  Dyax is also entitled to receive tiered, double-digit royalties based on sales of DX-88 by Cubist. The agreement provides an option for Dyax to retain certain US co-promotion rights. Going forward, Cubist will be responsible for costs associated with the ongoing DX-88 on-pump cardiothoracic surgery (CTS) Phase 2 trial, known as Kalahari 1, as well as all further development costs associated with DX-88 in the licensed indications in the Cubist territory.

Dyax retains exclusive rights to DX-88 in all other indications, including its hereditary angioedema program, currently in its second Phase 3 trial, as well as for the manufacturing of DX-88.  Dyax also plans to develop DX-88 in other angioedemas.

“Cubist brings a wealth of clinical resources and commercial expertise in the development of a hospital-based therapy, which will serve to maximize the potential of DX-88 in the prevention of blood loss during surgery,” commented Henry E. Blair, Chairman, President and Chief Executive Officer of Dyax.  “Furthermore, this partnership validates DX-88’s potential as a multi-indication franchise and underlines the tremendous possibilities of this valuable asset.”

“DX-88 immediately leverages our strong acute care clinical development and regulatory capabilities. Assuming approval, it will be an excellent fit with our proven acute care commercial infrastructure as well,” commented Mike Bonney, President and CEO of Cubist.  “As a potent plasma kallikrein inhibitor, DX-88 has the potential to be a breakthrough therapy in reducing blood loss and inflammation in multiple surgical indications. There is a serious unmet medical need and a large market opportunity for a successful therapy here.”

About DX-88 in Surgery

DX-88, a Dyax-discovered potent inhibitor of plasma kallikrein, is being tested in an ongoing Phase 2 clinical trial (Kalahari 1) evaluating DX-88 in the prevention of blood loss during on-pump CTS, which includes coronary artery bypass graft (CABG) and heart valve and replacement procedures.  The trial followed the completion of a Phase 1/2 proof-of-concept trial for the prevention of blood loss during high risk CABG surgery.

About Dyax

Dyax is focused on advancing novel biotherapeutics for unmet medical needs, with an emphasis on oncology and inflammatory indications.  Dyax utilizes its proprietary drug discovery technology to identify antibody, small protein and peptide compounds for clinical development.

Dyax’s lead product candidate is DX-88, a recombinant small protein that is currently in clinical trials for its therapeutic potential in two separate indications.  Dyax has completed three Phase 2 trials and a Phase 3 trial of DX-88 for the treatment of hereditary angioedema (HAE).  A second Phase 3 trial, known as EDEMA4, is currently being conducted under a Special Protocol Assessment (SPA).  DX-88 has orphan drug designation in the U.S. and E.U., as well as Fast Track designation in the U.S. for the treatment of acute attacks of HAE.

Dyax identified DX-88 and other compounds in its pipeline using its patented phage display technology, which rapidly selects compounds that bind with high affinity and specificity to therapeutic targets.  Dyax leverages this technology broadly with over 70 revenue generating licenses and collaborations for therapeutic discovery, as well as in non-core areas such as affinity separations, diagnostic imaging, and research reagents.

Dyax is headquartered in Cambridge, Massachusetts, and has antibody discovery facilities in Liege, Belgium.  For online information about Dyax Corp., please visit www.dyax.com.

About Cubist

Cubist Pharmaceuticals, Inc. is a biopharmaceutical company focused on the research, development, and commercialization of pharmaceutical products that address unmet medical needs in the acute care environment.  In the U.S., Cubist markets CUBICIN® (daptomycin for injection), the first antibiotic in a new class of anti-infectives called lipopeptides.  As announced today, Cubist is developing DX-88, a clinical stage compound in-licensed from Dyax Corp., as an IV therapy for use in reducing blood loss and inflammation in CTS. The Cubist product pipeline also includes pre-clinical programs that address unmet medical need in Gram-positive infections, Gram-negative infections, CDAD (Clostridium difficile-associated diarrhea), and HCV (Hepatitis C infections.)  Cubist is headquartered in Lexington, MA.  Additional information can be found at Cubist’s web site at www.cubist.com.

Dyax Disclaimer

This press release contains forward-looking statements, including statements regarding the expected benefits and milestone and royalty payments from Dyax’s collaboration agreement with Cubist for the intravenous formulation of DX-88 for the prevention of blood loss during surgery.  Statements that are not historical facts are based on Dyax’s current expectations, beliefs, assumptions, estimates, forecasts and projections about the industry and markets in which Dyax competes.  The statements contained in this release are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements.  Important factors which may affect the expected benefits of Dyax’s collaboration with Cubist include the risks that: Dyax’s future benefits from this collaboration will depend on the efforts and priorities of Cubist, which may be subject to changes in Cubist’s business direction or priorities; DX-88 may not show sufficient therapeutic effect or an acceptable safety profile in clinical trials for the prevention of blood loss during surgery or could take a significantly longer time to gain regulatory approval and market acceptance than Dyax or Cubist expects or may never gain such approval or acceptance; others may develop technologies or products superior to or on the market before DX-88 for the prevention of blood loss during surgery; and other risk factors described or referred to in Dyax’s most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission.  Dyax cautions investors not to place undue reliance on the forward-looking statements contained in this release. These statements speak only as of the date of this release, and Dyax undertakes no obligations to update or revise these statements, except as may be required by law.  Dyax specifically disclaims responsibility for information describing Cubist and its business other than the collaboration agreement with Dyax.

Dyax, the Dyax logo and EDEMA4 are registered trademarks and service marks of Dyax Corp.  Kalahari 1 is a service mark of Dyax Corp.

Cubist Safe Harbor Statement

This press release contains forward-looking statements, including statements regarding the development and commercialization of DX-88 for the prevention of blood loss during surgery. There are many factors that could cause actual results to differ materially from those in these forward-looking statements. These factors include the following: (i) DX-88 may not show sufficient therapeutic effect or an acceptable safety profile in clinical trials in Cubist’s field; (ii) clinical trials of DX-88 may not be successful or conducted in a timely manner; (iii) DX-88 could take a significantly longer time to gain regulatory approval and market acceptance than Cubist or Dyax expects or may never gain such approval or acceptance in Cubist’s field; (iv) others may develop technologies or products superior to, and/or which reach the market before, DX-88 in Cubist’s field; (v) technical difficulties or excessive costs relating to the manufacture of DX-88; (vi) a smaller market for DX-88 in Cubist’s field than Cubist currently anticipates; (vii) Cubist and Dyax may not be  able to maintain and enforce the intellectual property protecting DX-88; and (viii) other unanticipated or unexpected risks that may be encountered with respect to the development, manufacture or commercialization of DX-88.  Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in Cubist’s recent filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.  These statements speak only as of the date of this release, and Cubist undertakes no obligation to update or revise these statements, except as may be required by law.  Cubist specifically disclaims responsibility for information describing Dyax and its business other than the collaboration agreement with Cubist.

Cubist and CUBICIN are registered trademarks of Cubist Pharmaceuticals, Inc.